Exhibit 99.1

Contact:	Doug Guarino Jon Russell	Director of Corporate Relations Vice President of Finance	781-647-3900

ALERE INC. ANNOUNCES

FOURTH QUARTER 2012 RESULTS

WALTHAM, MA…February 15, 2013…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, today announced its financial results for the quarter ended December 31, 2012.

Financial results for the fourth quarter of 2012:

•

Net revenue of $755.8 million for the fourth quarter of 2012, compared to $651.1 million for the fourth quarter of 2011. Non-GAAP adjusted net revenue, which includes $0.8 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the fourth quarter of 2012 due to business combination accounting rules, was $756.5 million for the fourth quarter of 2012, compared to $652.6 million for the fourth quarter of 2011.

•

Net loss of $62.7 million attributable to common stockholders of Alere Inc., and respective net loss per diluted common share of $0.84, for the fourth quarter of 2012, compared to net loss of $363.9 million attributable to common stockholders of Alere Inc., and respective net loss per diluted common share of $4.67, for the fourth quarter of 2011.

•

Non-GAAP adjusted net income per diluted common share of $0.55 for the fourth quarter of 2012, compared to non-GAAP adjusted net income per diluted common share of $0.70 for the fourth quarter of 2011.

•

Net product and services revenue from our Professional Diagnostics segment was $584.1 million in the fourth quarter of 2012, compared to net product and services revenue of $495.9 million in the fourth quarter of 2011. Non-GAAP adjusted net product and services revenue from our Professional Diagnostics segment, which includes $0.8 million in estimated revenue related to acquired software license contracts not recognized for GAAP purposes for the fourth quarter of 2012 due to business combination accounting rules, was $584.9 million in the fourth quarter of 2012, compared to non-GAAP adjusted net product and services revenue of $497.4 million in the fourth quarter of 2011. Recent professional diagnostics acquisitions contributed $77.9 million of incremental net revenue compared to the fourth quarter of 2011.

•	North American influenza sales increased to $23.0 million for the fourth quarter of 2012, from $8.3 million for the fourth quarter of 2011.

•

Excluding the impact of the change in North American influenza revenues and the impact on revenues from the reduction in our U.S. meter-based Triage product sales, currency adjusted organic growth in our Professional Diagnostics segment was 5%.

•

Net product and services revenue from our Health Information Solutions (formerly known as Health Management) segment was $131.0 million in the fourth quarter of 2012, compared to $125.9 million in the fourth quarter of 2011 and $135.1 million in the third quarter of 2012. The increase in revenue from the fourth quarter of 2011 was related primarily to increased revenues from our home coagulation monitoring programs.

•

Included in royalty revenues in the fourth quarter of 2012 was $11.0 million associated with the license of certain of our molecular intellectual property. Partially offsetting this, and included in interest and other income (expense), was a charge of a $3.9 million associated with the settlement of a prior year dispute with a former distributor.

The Company’s GAAP results for the fourth quarter of 2012 exclude $0.8 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $105.1 million, $10.3 million of restructuring charges, $3.8 million of stock-based compensation expense, $3.6 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $10.2 million of expense recorded for fair value adjustments to acquisition-related contingent consideration, $1.0 million of interest expense recorded in connection with fees paid for certain debt modifications, and $23.2 million of expense associated with the extinguishment of debt. The Company’s GAAP results for the fourth quarter of 2011 exclude $1.5 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $80.9 million, $8.8 million of restructuring charges, $4.9 million of stock-based compensation expense, a $6.0 million non-cash charge associated with acquired inventory in connection with the acquisition of Axis-Shield plc, $5.3 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, a $383.6 million non-cash charge associated with the impairment of goodwill in our Health Information Solutions segment and $1.3 million of interest expense recorded in connection with fees paid for certain debt modifications, offset by $4.4 million of income recorded for fair value adjustments to acquisition-related contingent consideration, a realized foreign currency gain of $5.4 million associated with a bank account funded for the acquisition of Axis-Shield plc and a $0.5 million gain associated with previously-owned shares of Axis-Shield plc recorded in connection with the completion of the acquisition during the quarter. These amounts, net of tax, have been excluded from the non-GAAP adjusted net income per diluted common share attributable to Alere Inc. for the respective quarters.

Detailed reconciliations of the Company’s non-GAAP adjusted operating income and non-GAAP adjusted net income available to common shareholders to operating income and net loss available to common shareholders under GAAP, as well as a discussion regarding these non-GAAP financial measures, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, February 15, 2013, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing (877) 270-2148 (domestic) or (412) 902-6510 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere web site at www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.

A replay of the call will be available approximately one hour after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10025060. The replay will also be available via online webcast at http://www.videonewswire.com/event or via the Alere web site at www.alere.com/investors for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere web site (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this web site.

For more information about Alere, please visit our web site at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health information solutions, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on cardiology, infectious disease, toxicology and diabetes. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2012	2011
Net product sales and services revenue	$738,520	$645,359
License and royalty revenue	17,243	5,750

Net revenue	755,763	651,109
Cost of net revenue	381,895	310,171

Gross profit	373,868	340,938

Gross margin	49%	52%
Operating expenses:
Research and development	62,992	37,503
Selling, general and administrative	309,888	264,656
Goodwill impairment charge	—	383,612

Total operating expenses	372,880	685,771

Operating income (loss)	988	(344,833)
Interest and other income (expense), net	(84,054)	(42,417)

Loss before benefit for income taxes	(83,066)	(387,250)
Benefit for income taxes	(17,698)	(19,800)

Loss before equity earnings of unconsolidated entities, net of tax	(65,368)	(367,450)
Equity earnings of unconsolidated entities, net of tax	2,828	3,602

Net loss	(62,540)	(363,848)
Less: Net income attributable to non-controlling interests	138	73

Net loss attributable to Alere Inc. and Subsidiaries	(62,678)	(363,921)
Preferred stock dividends	(5,353)	(5,367)

Net loss available to common stockholders	$(68,031)	$(369,288)

Net loss per common share—basic and diluted	$(0.84)	$(4.67)

Weighted average shares—basic and diluted	80,872	79,034

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended December 31,
	2012	2011
Net product sales and services revenue	$2,790,249	$2,363,054
License and royalty revenue	28,576	23,473

Net revenue	2,818,825	2,386,527
Cost of net revenue	1,390,503	1,140,692

Gross profit	1,428,322	1,245,835

Gross margin	51%	52%
Operating expenses:
Research and development	183,001	150,165
Selling, general and administrative	1,136,189	964,913
Goodwill impairment charge	—	383,612

Total operating expenses	1,319,190	1,498,690

Operating income (loss)	109,132	(252,855)
Interest and other income (expense), net	(230,603)	86,808

Loss before before benefit for income taxes	(121,471)	(166,047)
Benefit for income taxes	(30,319)	(24,214)

Loss before equity earnings of unconsolidated entities, net of tax	(91,152)	(141,833)
Equity earnings of unconsolidated entities, net of tax	13,245	8,524

Net loss	(77,907)	(133,309)
Less: Net income attributable to non-controlling interests	275	233

Net loss attributable to Alere Inc. and Subsidiaries	(78,182)	(133,542)
Preferred stock dividends	(21,293)	(22,049)
Preferred stock repurchase	—	23,936

Net loss available to common stockholders	$(99,475)	$(131,655)

Net loss per common share—basic and diluted	$(1.23)	$(1.58)

Weighted average shares—basic and diluted	80,587	83,128

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$328,346	$299,173
Restricted cash	3,076	8,987
Marketable securities	904	1,086
Accounts receivable, net	524,332	475,824
Inventories, net	337,121	320,269
Prepaid expenses and other current assets	326,209	188,388

Total current assets	1,519,988	1,293,727
PROPERTY, PLANT AND EQUIPMENT, NET	534,469	491,205
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,919,081	4,676,742
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	207,641	211,027

Total assets	$7,181,179	$6,672,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portion of long-term debt	$66,916	$73,415
Other current liabilities	720,281	551,037

Total current liabilities	787,197	624,452

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	3,641,592	3,280,080
Deferred tax liability	403,051	380,700
Other long-term liabilities	166,635	153,398

Total long-term liabilities	4,211,278	3,814,178

Redeemable non-controlling interest	—	2,497

TOTAL EQUITY	2,182,704	2,231,574

Total liabilities and equity	$7,181,179	$6,672,701

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2012	2011
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income (loss)	$988	$(344,833)
Adjustment related to acquired software license contracts (1)	783	1,452
Amortization of acquisition-related intangible assets	104,941	80,653
Restructuring charges	10,193	8,656
Stock-based compensation expense	3,796	4,940
Goodwill impairment charge	—	383,612
Acquisition-related costs	3,575	5,273
Fair value adjustments to acquisition-related contingent consideration	10,174	(4,406)
Non-cash charge associated with acquired inventory	—	6,010

Non-GAAP adjusted operating income	$134,450	$141,357

	Three Months Ended December 31,
	2012	2011
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net loss available to common stockholders	$(68,031)	$(369,288)
Adjustment related to acquired software license contracts (1)	783	1,452
Amortization of acquisition-related intangible assets	105,127	80,932
Restructuring charges	10,312	8,731
Stock-based compensation expense	3,796	4,940
Goodwill impairment charge	—	383,612
Acquisition-related costs	3,575	5,273
Fair value adjustments to acquisition-related contingent consideration	10,174	(4,406)
Realized foreign currency gain associated with a bank account funded for the acquisition of Axis-Shield plc	—	(5,408)
Gain related to previously-owned shares of Axis-Shield plc recorded in connection with the completion of the acquisition during the fourth quarter of 2011.	—	(465)
Non-cash charge associated with acquired inventory	—	6,010
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement	991	1,320
Expense associated with extinguishment of debt	23,235	—
Income tax effects on items above	(43,656)	(54,164)

Non-GAAP adjusted net income available to common stockholders	$46,306	$58,539

Net income (loss) per diluted common share	$(0.84)	$0.74

Non-GAAP adjusted net income per diluted common share	$0.55	$0.70

Weighted average shares—diluted	80,872	79,034

Non-GAAP adjusted weighted average shares—diluted	94,747	92,952

(1)

In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Reconciliation to Non-GAAP Adjusted Operating Results

(in thousands, except per share amounts)

	Year Ended December 31,
	2012	2011
Reconciliation to Non-GAAP Adjusted Operating Income (1)
Operating income (loss)	$109,132	$(252,855)
Adjustment related to acquired software license contracts (1)	4,100	1,452
Amortization of acquisition-related intangible assets	347,108	307,859
Restructuring charges	20,325	28,282
Stock-based compensation expense	15,665	21,215
Goodwill impairment charge	—	383,612
Acquisition-related costs	9,669	11,464
Fair value adjustments to acquisition-related contingent consideration	(6,608)	(14,090)
Non-cash charge associated with acquired inventory	4,681	6,010
Fair value write-down in connection with an idle facility	—	596
Expenses incurred in connection with the sale of our vitamin and nutritional supplements business	—	23

Non-GAAP adjusted operating income	$504,072	$493,568

	Year Ended December 31,
	2012	2011
Reconciliation to Non-GAAP Adjusted Net Income (1)
Net loss available to common stockholders	$(99,475)	$(131,655)
Adjustment related to acquired software license contracts	4,100	1,452
Amortization of acquisition-related intangible assets	347,976	309,264
Restructuring charges	20,602	28,563
Stock-based compensation expense	15,665	21,215
Goodwill impairment charge	—	383,612
Acquisition-related costs	9,669	11,464
Fair value adjustments to acquisition-related contingent consideration	(6,608)	(14,090)
Interest expense recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement	4,951	32,533
Expense associated with extinguishment of debt	23,235	—
Non-cash charge associated with acquired inventory	4,681	6,010
Gain in connection with the formation of a joint venture	—	(288,896)
Realized foreign currency gain associated with a bank account funded for the acquisition of Axis-Shield plc	—	12,641
Realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation	—	1,920
Fair value write-down in connection with an idle facility	—	596
Expenses incurred in connection with the sale of our vitamin and nutritional supplements business	—	23
Gain related to previously-owned shares of Axis-Shield plc recorded in connection with the completion of the acquisition during the fourth quarter of 2011.	—	(465)
Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares	—	(23,936)
Income tax effects on items above	(136,684)	(136,347)

Non-GAAP adjusted net income available to common stockholders	$188,112	$213,904

Net income (loss) per diluted common share	$(1.23)	$2.57

Non-GAAP adjusted net income per diluted common share	$2.25	$2.44

Weighted average shares—diluted	80,587	83,128

Non-GAAP adjusted weighted average shares—diluted	94,572	98,079

(1)

In calculating “non-GAAP adjusted operating income” and “non-GAAP adjusted net income”, the Company excludes (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from operating income and net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust operating income or net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” are not standard financial measurements under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to operating income and net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “non-GAAP adjusted operating income” and “non-GAAP adjusted net income” presented in this press release may not be comparable to similar measures used by other companies.

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment					% Change	% Change
	Q4 2012	YTD 2012	Q4 2011	YTD 2011	Q4 12 v. Q4 11	YTD 12 v. YTD 11
Cardiology	$116,740	$503,534	$128,094	$518,746	-9%	-3%
Infectious disease	190,552	615,950	159,424	564,983	20%	9%
Toxicology	149,525	587,261	119,375	387,209	25%	52%
Diabetes	43,813	144,441	14,960	14,960	193%	866%
Other (1)	83,510	314,030	74,068	250,274	13%	25%

Professional diagnostics net product sales and services revenue (1)	584,140	2,165,216	495,921	1,736,172	18%	25%
License and royalty revenue	15,843	24,676	5,750	20,337	176%	21%

Professional diagnostics net revenue	$599,983	$2,189,892	$501,671	$1,756,509	20%	25%

Health Information Solutions Segment					% Change	% Change
	Q4 2012	YTD 2012	Q4 2011	YTD 2011	Q4 12 v. Q4 11	YTD 12 v. YTD 11
Disease and case management	$53,101	$218,378	$55,820	$237,938	-5%	-8%
Wellness	23,753	104,634	24,499	104,868	-3%	0%
Women’s & children’s health	30,039	120,259	28,737	114,287	5%	5%
Patient self-testing services	24,077	92,151	16,892	77,421	43%	19%

Health information solutions net revenue	$130,970	$535,422	$125,948	$534,514	4%	0%

(1)

Revenues are presented in accordance with Generally Accepted Accounting Principles and exclude an adjustment of $0.8 and $1.5 in revenue related to acquired software license contracts which were not recognized during the three months ended December 31, 2012 and 2011, respectively, and $4.1 and $1.5 during the year ended December 31, 2012 and 2011, respectively, due to business combination accounting rules.